UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2013
PUNCHLINE RESOURCES LTD.
(Exact name of registrant as specified in its charter)
Nevada	333-146934	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

736 Bay Street, Suite 1205, Toronto, Ontario, Canada	M5G 2M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 619-0611

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective February 1, 2013, our company entered into an amended and restated option agreement with AHL Holdings Ltd. (“AHL Holdings”) and Golden Sands Exploration Inc. (“Golden Sands”).  The new agreement amends and restated our original option agreement with AHL Holdings and Golden Sands dated September 14, 2012 (as amended and restated on November 15, 2012),  pursuant to which our company acquired an option to purchase a 70% interest in and to certain mining claims situated in the Empress and Winnemucca Mountain Properties in Nevada (the “Claims”) from AHL Holdings and Golden Sands.

The amended and restated agreement serves to defer, by 90 days, option payments of $30,000 and $200,000 that were previously due by December 31, 2012 and September 14, 2013, respectively.  In addition, our obligation to incur $150,000 in exploration expense by February 15, 2013 will be deferred until July 1, 2013, and our initial $20,000 royalty advance payable to the optionors shall be deferred from December 31, 2012 until April 1, 2013.  In consideration of the extended payment and expense deadlines, we must pay a $10,000 penalty to the optionors by April 1, 2013.

There have been no other material changes to the option agreement dated September 14, 2012 (as amended and restated on November 15, 2012) other than the aforementioned amendments.

The description of the agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the agreement is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

10.1	Agreement between Punchline Resources Ltd., AHL Holdings Ltd. and Golden Sands Exploration Inc. dated February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUNCHLINE RESOURCES LTD.

/s/ Ramzan Savji
Ramzan Savji
President and Director

Date:	February 7, 2013